Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the President and Chief Executive Officer, Vice President of Finance and Chief Financial Officer of Bioanalytical Systems Inc. (the “Company”), hereby certifies that, to the best of her knowledge:

(a)	the Form 10-Q/A QuarterlyReport of the Company for the three and six months ended March 31, 2013 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Jacqueline M. Lemke

Jacqueline M. Lemke
President and Chief Executive Officer, Vice President of
Finance and Chief Financial Officer
Date: October 11, 2013